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                                                                EXHIBIT 10.9C



                                                             April 22, 1996



          Bear Island Paper Company
          Route 738
          Ashland, Virginia  23005


          Dear Sirs:

             This Agreement will confirm that the newsprint purchase contract between Bear Island and The Washington Post dated May 19, 1978, and amended on April 1, 1987, December 10, 1991, and August 10, 1993, is further amended for the period January 1, 1996, through December 31, 1996, as follows:

             In the first sentence of Section 3, the words "January 1, 1993," shall be deleted, and the words "January 1, 1996" shall be substituted in place thereof.

             The third paragraph of Section 3(a) ("In each January . . . amount of such excess") shall be deleted, and the following paragraph shall be substituted in place thereof:

             In each January Bear Island will determine the actual Partners' Price for each quarter of the immediately preceding calendar year. If the actual Partners' Price for any such quarter exceeded the estimates thereof paid by Dow Jones during such quarter, Dow Jones's account will be debited by the amount of such excess; on the other hand, if such estimates of the Partners' Price for any such quarter exceeded the actual Partners' Price for such quarter, Dow Jones's account will be credited by the amount of such excess.

             Section 3(d) ("'Partners' Price' means . . . subsection (e) below") shall be deleted, and the following subsection shall be substituted in place thereof:

             (d) "Partners' Price" means, for any calendar quarter, the average of the Average Net Transaction Price of The Washington Post and Dow Jones, weighted equally, for newsprint purchased by each of them during such quarter. Prices will be adjusted for basis weight as set forth in subsection (e) below.

             In all other respects, the contract shall remain the same.



          Bear Island Paper Company
          April 22, 1996
          Page 2




             If the foregoing accurately reflects our agreement, please execute this letter agreement in the space provided below.

                                           Very truly yours,

                                           THE WASHINGTON POST



                                           By:  /s/ Boisfeuillet Jones Jr.
                                                _____________________________
                                                Name:  Boisfeuillet Jones Jr.

       Accepted and agreed upon:           Accepted and agreed upon for
                                           purposes of providing and verifying
       BEAR ISLAND PAPER COMPANY           past prices:


       By:  Brant-Allen Industries, Inc.   DOW JONES & COMPANY, Inc.
              General Partner


       By:  /s/ Edward D. Sherrick         By:  /s/ Kevin J. Roche
            ________________________            __________________________
            Name:  Edward D. Sherrick           Name:  Kevin J. Roche